EXHIBIT 99.1

FINANCIAL CONTACT: David R. Sonksen

Executive Vice President and Chief Financial Officer

Tel: (949) 221-7101

EDITORIAL CONTACT: Cliff Silver

Manager, Corporate Communications

Tel: (949) 221-7112

Microsemi Reports Third Quarter Results

•	Results beat Consensus Estimates
•	Net Sales Increase 5% over Second Quarter
•	Positive Book-to-Bill Ratio
•	Gross Margins Increase 70 Basis Points over Prior Quarter
•	Pro Forma Net Income Increases 17% over Year-Ago Quarter
•	GAAP Net Income up 71% over Year-Ago Quarter

Irvine, CA – (BusinessWire) – July 24, 2003—Microsemi Corporation (Nasdaq: MSCC) today reported results for its fiscal 2003 third quarter.

Net sales for the quarter ended June 29, 2003 were $50.5 million, up 5% from net sales of $48.2 million in the prior quarter, but down 2% from net sales of $51.5 million in the year-ago third quarter. However sales in the year-ago third quarter included $1.3 million from a business that was sold during that quarter. Third quarter pro forma net income was $1.4 million, resulting in $0.05 per share diluted, up 17% from $1.2 million and $0.04 per share diluted in the year-ago third quarter and up 75% from the $0.8 million and $0.03 per share diluted, in the prior quarter.

Including amortization of acquisition related intangible assets, restructuring costs and other special charges and credits as reflected in the attached reconciliation of Pro forma to GAAP earnings, Microsemi reported GAAP earnings in the third quarter of $1.2 million or $0.04 per diluted share, compared to $0.7 million or $0.03 per diluted share in the year-ago quarter and $2.1 million or $0.07 per diluted share in the prior quarter.

James J. Peterson, President and CEO, stated that, “Sequential strengthening across almost all of our major product lines, as well as continued execution of Microsemi utilization programs has resulted in growth in net sales and measurable increases in gross margins and earnings.”

The book-to-bill ratio for the quarter was 1.03.

Business Outlook

The book-to-bill ratio for the last two quarters has been positive. The sales outlook for the fourth quarter is expected to be up 2 to 4 percent over the third quarter. Pro forma earnings per share diluted for the fourth quarter are expected to be between $0.05 and $0.07. Non pro forma (or GAAP) based earnings are expected to be $0.04 to $0.06 per diluted share reflecting $0.2 million after tax charge for amortization of acquisition-related intangible assets. The gross margin percentage for the fourth quarter is expected to increase 20 to 50 basis points over the third quarter.

About Microsemi

Microsemi is a leading designer, manufacturer and marketer of analog, mixed-signal and discrete semiconductors. The company’s semiconductors typically manage and control or regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi’s products include individual components as well as complete circuit solutions that enhance customer designs by improving reliability, battery optimization, reducing size or protecting circuits. Markets the company serves include mobile connectivity, computer/peripherals, datacom, medical, industrial, automotive, digital media, space/satellite and military.

More information may be obtained by contacting the company directly or by visiting its web site at http://www.microsemi.com.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI’S FUTURE RESULTS.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of belief and expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Potential risks and uncertainties include, but are not limited to, such factors as the difficulties regarding the making of estimates and projections, the hiring and retention of qualified personnel in a competitive labor market, acquiring and integrating new operations or assets, closing or disposing of operations or assets, rapidly changing technology and product obsolescence, the potential inability to realize cost savings or productivity gains and to improve capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company’s products, results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, epidemics, disasters, wars or potential future effects of the tragic events of September 11, variations in customer order preferences, fluctuations in market prices of the company’s common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental matters or litigation, difficulties in determining and maintaining adequate insurance coverage, difficulties protecting patents and other proprietary rights, and inventory obsolescence. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company’s most recent Form 10-K filed on December 19, 2002, and the Form 10-Q filed on May 14, 2003, by Microsemi with the Securities and Exchange Commission which relates to the second quarter. Additional risk factors may be identified from time to time in Microsemi’s future filings, including the Form 10-Q which will be filed that relates to the third quarter. Microsemi does not undertake to supplement or correct any information in this release that is or becomes incorrect.

Investor Inquiries: David R. Sonksen, Microsemi Corporation, Irvine, CA (949) 221-7101.

(Financial Tables Follow)

MICROSEMI CORPORATION Pro Forma Consolidated Income Statements (In thousands, except per share amounts)
	Quarter ended		Nine months ended
	June 30, 2002	June 29, 2003	June 30, 2002	June 29, 2003

NET SALES	$51,466	$50,534	$163,453	$144,620
Cost of sales	34,040	34,230	104,274	98,790

GROSS MARGIN	17,426	16,304	59,179	45,830

Operating expenses:
Selling, general and administrative	9,416	9,351	28,623	27,459
Research and development	6,116	4,974	17,063	14,762

Total operating expenses	15,532	14,325	45,686	42,221

OPERATING INCOME	1,894	1,979	13,493	3,609
Interest and other income (expense), net	(96)	69	(412)	(96)

INCOME BEFORE INCOME TAXES	1,798	2,048	13,081	3,513
Provision for income taxes	593	676	4,317	1,159

PRO FORMA NET INCOME	$1,205	$1,372	$8,764	$2,354

Pro Forma Earnings per share:
Basic	$0.04	$0.05	$$0.31	$$0.08
Diluted	$0.04	$0.05	$$0.29	$$0.08

Common and common equivalent shares outstanding:
Basic	28,877	28,955	28,605	28,931
Diluted	29,423	29,578	29,799	29,135

MICROSEMI CORPORATION

Schedule Reconciling Pro Forma Earnings to GAAP Earnings

(in thousands, except per share amounts)

The pro forma amounts have been adjusted to exclude the following items:

	Quarter ended		Nine months ended
	June 30,	June 29,	June 30,	June 29,
	2002	2003	2002	2003
Amortization of goodwill (in fiscal year 2002) and other intangible assets	$(965)	$(303)	$(2,901)	$(1,016)
Restructuring charges:
Inventory write-off	(346)	—	(1,926)	(200)
Workforce reduction	(597)	—	(2,644)	(686)
Facility and asset abandonment	(231)	—	(1,919)	(477)
Relocation of operations	(381)	—	(381)	—
Excess manufacturing cost	(959)	—	(959)	(584)
Reorganization charges	—	—	—	(509)
Assets impairment	(80)	—	(1,687)	—
Impairment of goodwill	—	—	—	(22,705)
Gain on sales of assets, net	2,865	—	2,865	2,393

	(694)	(303)	(9,552)	(23,784)
Income tax effect	229	100	3,152	8,406

Net effect of pro forma
adjustments on net income	$(465)	$(203)	$(6,400)	$(15,378)

Adjustments on earnings (loss) per share:
Basic	$(0.02)	$(0.01)	$(0.22)	$(0.53)
Diluted	$(0.02)	$(0.01)	$(0.22)	$(0.53)
Common and common equivalent shares outstanding:
Basic	28,877	28,955	28,605	28,931
Diluted	28,877	28,955	28,605	28,931

To supplement the consolidated financial results prepared under generally accepted accounting principles (“GAAP”), Microsemi uses a non-GAAP conforming, or pro forma measure of net income that equals GAAP net income adjusted to exclude certain costs, expenses and gains. Pro forma net income gives an indication of Microsemi’s baseline performance in regard to the operating results before gains, losses or other charges that are considered by management to be outside of the company’s core operating results. In addition, pro forma net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from pro forma measures used by other companies. Microsemi computes pro forma net income principally by adjusting GAAP net income with the impact of acquisition-related charges, restructuring charges, and other non-recurring charges and credits.

MICROSEMI CORPORATION

Unaudited Consolidated Income Statements

(in thousands, except per share amounts)

	Quarter ended		Nine months ended
	June 30,	June 29,	June 30,	June 29,
	2002	2003	2002	2003
NET SALES	$51,466	$50,534	$163,453	$144,620

Cost of sales	35,740	34,230	107,554	100,560

GROSS MARGIN	15,726	16,304	55,899	44,060

Operating expenses:
Selling, general and administrative	9,895	9,351	29,102	27,459
Research and development	6,116	4,974	17,063	14,762
Amortization of goodwill (in fiscal
year 2002) and other intangible assets	965	303	2,901	1,016
Restructuring charges	335	—	4,070	686
Gain on sales of assets, net	—	—	—	(2,393)
Asset impairment	80	—	1,687	—

Total operating expenses	17,391	14,628	54,823	41,530

OPERATING INCOME (LOSS)	(1,665)	1,676	1,076	2,530

Interest and other income (expense), net	2,769	69	2,453	(96)

INCOME BEFORE INCOME TAXES	1,104	1,745	3,529	2,434

Provision for income taxes	364	576	1,165	803

Income before cumulative effect of a change in accounting principle	$$740	$1,169	$2,364	$$1,631

Cumulative effect of a change in accounting principle, net of income taxes	—	—	—	(14,655)

Net income (loss)	$$740	$$1,169	$2,364	$(13,024)

Earnings (loss) per share:

Basic earnings (loss) per share:
Earnings per share before cumulative effect of accounting change	$0.03	$0.04	$0.08	$0.06
Cumulative effect of accounting change	—	—	—	(0.51)

Earnings (loss) per share	$0.03	$0.04	$0.08	$(0.45)

Diluted earnings (loss) per share:
Earnings per share before cumulative effect of accounting change	$0.03	$0.04	$0.08	$0.06
Cumulative effect of accounting change	—	—	—	(0.51)

Earnings (loss) per share	$0.03	$0.04	$0.08	$(0.45)

Common and common equivalent shares outstanding:
Basic	28,877	28,955	28,605	28,931
Diluted	29,423	29,578	29,799	28,931

MICROSEMI CORPORATION

Condensed Unaudited Consolidated Balance Sheets

(in thousands)

	September 29, 2002	June 29, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$23,060	$25,270
Accounts receivable, net	32,435	27,016
Inventories	52,040	52,854
Other current assets	6,434	6,215

Total current assets	113,969	111,355
Property and equipment, net	65,608	62,543
Other assets	37,191	24,165

TOTAL ASSETS	$216,768	$198,063

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$29,922	$26,650
Long-term debt	4,356	474
Other long-term liabilities	4,044	4,028
Stockholders’ equity	178,446	166,911

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$216,768	$198,063

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